EXHIBIT 16.23.1

                         Consent of Price Waterhouse LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 11, 1998, relating to the financial statements of PHL Variable Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Hartford, Connecticut
April 28, 1998